                                                                 EXHIBIT (10)(o)
                                                                 ---------------


                             EMPLOYMENT AGREEMENT


          THIS AGREEMENT, made as of this 18th day of January, 1999 by and between MINE SAFETY APPLIANCES COMPANY, a Pennsylvania corporation ("Company") and JAMES H. BAILLIE ("Employee").

                                   RECITAL:

          Simultaneously with the execution of this Agreement, Employee will enter into an Employment Agreement with the Company, under which Employee, as President of MSA Europe, will devote 65% of his time outside Germany, to the operations of the Company and the Company's non-German European affiliates

          NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties agree as follows:

          (1) Duties and Term.  The Company hereby agrees to employ Employee,
              ---------------
and Employee agrees to be so employed, in the capacity of President, MSA Europe for a term effective as of January 18, 1999 and terminating December 31, 2001 (the "Initial Term") unless terminated earlier pursuant to Section 12 of this Agreement. At the end of the Initial Term, Employer may continue Employee's employment with the Company on terms as are mutually agreeable by Employee and Company.

          Employee shall diligently devote 35% of his best efforts, time and attention in all matters concerning the operations of Auergesellschaft GmbH ("Auer")

          (2) Supervision and Place of Employment.  Employee shall at all times
              -----------------------------------
discharge his duties in consultation with, and under the supervision of the Chairman and Chief Executive Officer of the Company. Employee shall be based at the principal offices of MSA Europe (currently in Berlin, Germany) and shall have his principal residence within the metropolitan area of Berlin, Germany. Employee understands that he will be required to travel from time to time on the business of Auer.

          (3) Salary.  Employee shall receive an annual salary of 75,250 euros,
              ------
for his services payable by Auer in installments pursuant to the then current payroll practices of Auer. During the term of this Agreement, Employee will be entitled to annual salary reviews similar to the annual review policies of the Company for other executives. If, during the term of this Agreement, Employee shall become so disabled as to be unable to perform his regular duties on a full-time basis, he shall continue to receive, for a period of six (6) months from the date the disability commences the salary he was receiving immediately prior to such disability. If any such disability continues for more than six
(6) months, Employee shall not be entitled to any further salary or benefits (except for long-term disability benefits of Company in effect at such time), and Company shall have the right to terminate this Agreement and Employee's employment hereunder upon written notice to Employee.

          (4) Vacation.  Employee shall be entitled to 7 days of paid vacation
              --------
during each year of the term of this Agreement.

          (5) Automobile.  The Company shall provide the Employee with an
              ----------
automobile, including all related maintenance, repairs, insurance and other costs. Such automobile shall be returned to the Company at the termination of his employment and in such case, the right to the use of such automobile will cease immediately without a right of retention. Employee shall bear the responsibility to pay any taxes due under German law or regulations on the monetary benefit of the private use of such automobile.

          (6) Reimbursement for Expenses.  The Company shall reimburse Employee
              --------------------------
for all reasonable and necessary expenses incurred in carrying out his duties and responsibilities under this Agreement. Employee shall present to the Company from time to time an itemized account of such expenses required by the Company.

          (7) Tax Return Services.  Company shall reimburse Employee for his
              -------------------
reasonable costs for the preparation of any tax return required to be filed in Germany by virtue of his employment hereunder.

          (8) Inventions.
              -----------

              (a) Any and all inventions and discoveries, whether or not patentable, which Employee may have made or may make, either alone or in conjunction with others, during the term of his employment hereunder relating or in any way appertaining to or connected with any of the assets or operations of Company or any of its subsidiaries or matters which are, or may during the term of his employment become, the subject of its business or investigation, shall be promptly and fully disclosed to Company or and to the extent of Employee's interest therein shall be the sole and exclusive property of Company or Auer.

              (b) Whenever requested to do so and at the Company's sole cost and expense, Employee shall testify in any proceeding or suit, and promptly execute and assign any and all applications, assignments or other instruments which the Company shall deem necessary in order to apply for, obtain or protect letters patent of foreign countries for said inventions or discoveries, and, in order to assign and convey to Company or Auer the sole and exclusive right, title and interest in and to said inventions, discoveries or any applications or patents thereon.

              (c) This Section (8) shall survive the termination of this Agreement.

          (9) Confidential Information/Non-competition.
              -----------------------------------------

              (a) During the term of his employment and thereafter, Employee shall keep secret and confidential all secret and confidential information received by him prior to or during the course of his employment ("Confidential Information"), including, but not limited to, trade secrets, know-how, designs, plans, blueprints, trademarks, copyrights, patents, patent applications, manufacturing processes, lists of customers, suppliers of jobs, bidding and contract information and any other proprietary commercial information of Company or any of its subsidiaries, except to the extent that the information is now or hereafter becomes available (other than through him) as public knowledge or literature, patented or otherwise. Employee confirms that all Confidential Information is the exclusive property of Company or its subsidiaries.

              (b) Employee shall deliver to Company promptly at the termination of his employment or at any other time Company may request, all memoranda, notes, records, sketches, plans or other documents wholly or partly made or compiled by or delivered to Employee and which are in his possession or under his control concerning costs, uses, applications or purchasers of products made or sold by Company, or any of its subsidiaries, or any product, apparatus, process, formula or method used, developed, produced or investigated by it during his employment hereunder.

              (c) (i) Employee shall not for a period of one (1) year after termination of employment with Company engage directly or indirectly, whether as principal, agent, officer, director, employee, consultant or otherwise, in a COMPETING ACTIVITY. COMPETING ACTIVITY means a work or activity directed to the development, manufacture, sale or rental of a product, process or service which is competitive with or similar to any product, process or service of Company or its subsidiaries on which Employee worked during the last one (1) year of employment by Company, or about which Employee acquired Confidential Information.

              (ii) Employee shall not during his employment or for a period of one (1) year after termination of employment by Company, solicit, directly or indirectly, any employee of Company or any of its subsidiaries to engage in COMPETING ACTIVITY.

              (d) This Section (9) shall survive the termination of this Agreement.

          (10) Employee Benefits.  This Agreement shall be in lieu of any
               -----------------
rights, benefits and privileges to which Employee may be entitled as an employee of the Company under any retirement, pension, profit-sharing, insurance, hospital, disability or other plans which may now be in effect or which may hereafter be adopted by the Company or any of its subsidiaries.

          (11) Covenants of Employee.  Employee agrees that during the term of
               ---------------------
this Agreement, he will comply with MSA's Policy No. 10-I on Business Ethics - International, Policy No. 20 on Environmental Law Compliance and Management, and Policy No. 40 on Antitrust Compliance, all of which are attached as Exhibit 1 hereto.

          (12)  Termination of Employment.
                -------------------------

                (a) Employee is an employee-at-will and the Company or Employee may terminate this Agreement by giving sixty (60) days' written notice to the other party.

                (b) Employee may be terminated by the Company for cause (a "Termination For Cause") by reason of:

                     (i) Employee's willful breach of any material term of this Agreement continuing for a period of ten (10) business days after receipt of written notice thereof,

                     (ii) The perpetration by Employee of a serious dishonest act or fraud against the Company, or

                     (iii) the failure, continuing for ten (10) business days or more after receipt of notice, to comply with reasonable directives of the Chairman and Chief Executive Officer of the Company.

                 (c) In the event of termination of employment for whatever cause, the Company shall pay Employee the amount of his annual salary prorated to the end of the month in which employment is terminated.

                 (d) In the event Employee's employment with the Company is terminated, for whatever reason, except by reason of (i) Employee's voluntary termination, (ii) Employee's disability which extends for more than six (6) months, (iii) Employee's death, or (iv) Employee's Termination For Cause, Employee shall be entitled also to severance compensation equal to one (1) year's salary in effect on the date of such termination.

          (13) Outside Activities.  The Employee shall be permitted to serve on
               ------------------
not more than two (2) outside Boards as a non-executive director.

          (14) Withholdings.  All compensation to Employee hereunder shall be
               ------------
reduced by all taxes and other charges required to be withheld by the Auer under applicable laws.

          (15) Injunction.  Employee agrees that a breach on his part of any of
               ----------
the terms, provisions and conditions of this Agreement will cause such damage to Company as will be irreparable and the exact amount of which will be impossible to ascertain and for that reason agrees that the Company shall be entitled, as a matter of right, to an injunction from any court of competent jurisdiction, restraining any threatened or further violation of this Agreement. Such right to an injunction, however, shall be cumulative, and in addition to whatever other remedies the Company may have to protect its rights.

          (16) Notices.  For the purpose of this Agreement, notices and all
               -------
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, or by prepaid courier, addressed, if to the Employee, to the address inserted below the Employee's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                        To the Company:

                        Mine Safety Appliances Company
                        RIDC Industrial Park
                        121 Gamma Drive
                        Pittsburgh, Pennsylvania  15238

                        ATTENTION:   Mr. John T. Ryan III
                                     Chairman and Chief Executive Officer

               with a copy to

                        Mine Safety Appliances Company
                        121 Gamma Drive
                        Pittsburgh, PA 15238
                        ATTENTION: General Counsel

          (17) Governing Law.  This Agreement shall be construed in accordance
               -------------
with the laws of the Commonwealth of Pennsylvania.

          (18) Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (19) Separability.  Each covenant or agreement or portion thereof
               ------------
contained in this Agreement shall be independent and separable from all of the other covenants and agreements or portions thereof contained in this Agreement, and the invalidity of such covenant or agreement or portion thereof shall in no way affect the enforceability of any of the other covenants and agreements or portions thereof.

          (20) Amendments and Waivers.  This Agreement and the provisions hereof
               ----------------------
may not be terminated, modified, amended or waived orally or by any act or failure to act, but only by a writing signed by the party to be affected thereby. Any waiver of any violation of a condition, term or other provision hereunder shall not constitute a waiver thereof in general or a waiver of any subsequent violation thereof.

          (21) Cooperation.  The parties agree to execute any further
               -----------
instruments and to perform any further acts incidental to the performance of this Agreement or as necessary to carry out its provisions.

          (22) Effect Of Agreement.  All rights and obligations hereunder shall
               -------------------
inure to the benefit of and be binding upon the heirs, personal representatives, permitted assigns, and successors and affiliates of the parties hereto.

          (23) Arbitration.
               -----------

               (a) Subject to the right of the Company to bring an injunction as provided in Section (15) hereof, if a controversy or claim arises between Employee and the Company relating to this Agreement, such controversy or claim shall be fully and finally settled before a panel of three arbitrators appointed in accordance with the Rules of the American Arbitration Association, pursuant to its Commercial Arbitration Rules then in effect. The Company and Employee shall bear the costs of their own counsel and witnesses and the other costs, which are normally borne solely by a party to arbitration; but otherwise the Company and Employee shall share equally the charges and fees of the American Arbitration Association and arbitrators.

               (b) Any arbitration pursuant to this Section 23 shall be held in Pittsburgh, Pennsylvania or at such other place as agreed by the parties. Pennsylvania law shall be used by the arbitrators in resolving any dispute.

               (c) Any judgment upon the award rendered by the arbitrators shall be final and binding and may be entered in any court having jurisdiction thereof.

          (24) Service of Process.  Employee and the Company irrevocably submit
               ------------------
themselves to the personal jurisdiction of the courts of the Commonwealth of Pennsylvania with respect to any action arising out of, or in connection with, the execution, delivery or performance of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                          MINE SAFETY APPLIANCES COMPANY


/s/ Donald H. Cuozzo             By /s/ John T. Ryan III
--------------------                -----------------------------
      Secretary                     John T. Ryan III
                                    Chairman and Chief
                                    Executive Officer


WITNESS:                         EMPLOYEE


/s/ Gary D. Trozzo                  /s/ James H. Baillie
------------------                  ----------------------------
                                    James H. Baillie
                                    MSA Europe
                                    P. O. Box 333
                                    D-12033 Berlin, Germany

                               James H. Baillie
                             EMPLOYMENT AGREEMENT

                                   EXHIBIT 1
                                   ---------
                                Other Benefits.
                                ---------------

1.   Company's standard change of control Severance Agreement.

2. Expenses for storage fees not to exceed $1,500 incurred from January 18, 1999 to October 1, 1999 or until Employee has moved to Berlin, whichever first occurs.

3. Outplacement services in the event of Employee's termination of employment pursuant to Section 10(b) of this Agreement.

4. Relocation expenses in Employee's move to Berlin under the Company's standard United States relocation plan.

5. (a) Expenses to return Employee and his family to the United States, under the Company's standard United States relocation plan provided (i) Employee's employment with the Company is terminated prior to the date in which he attains 61 under circumstances which entitle Employee to the payment of severance benefits by the Company and (ii) he is employed by the Company or one of its affiliates immediately prior to such relocation, or

     (b) Expenses to return Employee and his family to the United States, at any time after the Employee attains age 61, under the Company's standard United States relocation plan provided he is employed by the Company or one of its affiliates immediately prior to such relocation.

6.   Signing bonus of $20,834

7. Participation in the Company's disability plan covering his salary and previous year's bonus under this Agreement and the AUER Agreement, subject to plan maximums currently at $320,000.

8.   Participation in the Company's medical plan.

9. Group term life insurance equal to two-times salary plus previous year's bonus under this Agreement and the AUER Agreement, subject to plan maximums currently at $500,000.

10. Travel and accident insurance. covering his salary and previous year's bonus under this Agreement and the AUER Agreement, subject to plan maximums currently at $1,000,000.

                               James H. Baillie
                               ----------------

                             EMPLOYMENT AGREEMENT
                             --------------------


                                   EXHIBIT 2
                                   =========



                                 MSA POLICIES
                                 ------------

                         Nos. 10-I, 20 and 40 attached
                         -----------------------------

                                                         Policy No.   10-I

                                                           Effective Date:
                                                             11-01-95
                                                           Supersedes:
                                                             4-19-93

                                                           Approved by:
              Business Ethics - International
                                                        President,Chairman
                                                              & CEO



     A.   Compliance
          ----------

          1.   Laws
               ----

               An employee, officer and director (hereinafter collectively referred to as "associates") of the Company, its divisions and affiliates (hereinafter collectively referred to as "Company") shall adhere to the laws of the United States and to those of other countries in which the Company affiliates operates. Where conflicts or ambiguities exist in these laws, or more particularly the regulations issued thereunder, Corporate Law Department should be consulted for guidance.

          2.   Honesty
               -------

               An associate shall adhere to honest standards and practices in all business dealings.

          3.   Accounting
               ----------

               Established accounting procedures are to be followed at all times including the recording of all forms of funds or assets of the Company. No false entries shall be made in the books and records of the Company for any reason. No payment on behalf of the Company shall be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the documents supporting the payment.

          4.   Bribes
               ------

               Under no circumstances shall any payments, gifts, rendering of services or any other form of value be directly or indirectly given by an associate of the Company to any public official, employees of customers, or employees of suppliers, particularly to influence the public official's exercise of judgment and discretion in disposing of matters on behalf of the Government or to assist the Company in obtaining or retaining business contracts. Such consideration provided to a member of the immediate family of a public official are to be considered and treated as though provided directly to the public official.

          5.   Audits
               ------

               The Company's internal auditors, as well as its independent public accountants, shall examine the adherence to these policies as part of their periodic reviews.

          6.   Appearance of Impropriety
               -------------------------

               An associate must avoid actions that might appear improper in regard to the ethical matters discussed here and in other corporate policies.

          7.   Reporting
               ---------

               The Company shall provide appropriate means for associates to report violations of this policy.

          8.   Management Responsibility
               -------------------------

               The General Manager shall be responsible for the monitoring of compliance with these policies in the areas under their supervision. Any infraction of these policies will subject an associate to disciplinary action which, depending upon the seriousness of the violation, may include warning, reprimand, suspension or dismissal. Any violation of these policies must reported to the associate's supervisor.

     B.   Public Responsibility
          ---------------------

          1.   Civic Obligations
               -----------------

               An associate shall be cognizant of and perform the Company's obligations to the community.

          2.   Providing Services
               ------------------

               An associate shall maintain cordial and cooperative relationships with the community in which operations are based by participating in community undertakings when appropriate.

     C.   Conflict of Interest
          --------------------

          1.   Freedom from Constraints
               ------------------------

               An associate shall be free from any personal influence, interest, or relationship, or appearance thereof, in situations that might conflict with the best interests of the Company.

          2.   Disclosure
               ----------

               An associate shall fully disclose to the Company any circumstance that may contravene this policy. Prompt recognition of conflicts of interest by the associate permits corrective steps to be taken by the Company.

          3.   Financial Interests
               -------------------

               An associate or a member of the associates' immediate family may not have a substantial financial interest in an organization that has current or prospective dealings with the Company as a supplier, contractor or customer, or competes directly with the Company when the associate may be able to influence the dealings of the Company to benefit the associates' private interests.

          4.   Acceptance of Gifts or Entertainment
               ------------------------------------

               An associate shall not accept any gifts or entertainment from an organization having current or prospective dealings with the Company as a supplier, contractor or customer, if such gifts or entertainment are of such significance that they could tend to prevent the associate from acting solely in the best interests of the Company. Gifts or entertainment provided to a member of the immediate family of the associate shall be considered and treated as though provided directly to the associate.

          5.   Offering of Gifts or Entertainment
               ----------------------------------

               An associate shall not offer any gifts or entertainment to a current or prospective customer if such gifts or entertainment are of such significance that acceptance could tend to prevent the recipient from acting solely in the best interests of the recipient's organization. Such gifts or entertainment provided to a member of the immediate family of a customer or its employee shall be considered and treated as though provided directly to the customer or its employee.

          6.   Non-Competition
               ---------------

               An associate shall not receive compensation for services rendered as an associate or a consultant to another organization or for services as a director or officer of another organization that competes directly with the Company or where the other organization has current or prospective dealings with the Company that may be influenced by the associate.

          7.   Employment
               ----------

               An associate may not accept concurrent employment with another company if the organization is a competitor or supplier or one that may become a competitor or supplier in the foreseeable future.

          8.   Loans
               -----

               An associate or a member of the associate's immediate family may not borrow money from individuals or organizations that conduct or may conduct business with the Company, either as a customer or supplier. This does not apply to public lending institutions, e.g., banks, savings and loan associations, etc.

     D.   Code of Ethical Conduct
          -----------------------

          The provisions of MSA's Code of Ethical Conduct are included as part of this Business Ethics Policy. The terms of the Code encompass and enhance the provisions of the Business Ethics Policy and should be adhered to as if included in the Business Ethics Policy.

                                                                   Policy No. 20

                       Environmental Law Compliance and          Effective Date:
                                   Management                      11-01-95
                                                                  Supersedes:
                                                                   04-19-93

                                                                  Approved by:

                                                             President, Chairman
                                                                    & CEO


1. Mine Safety Appliances Company, its divisions and affiliates (hereinafter collectively referred to as the "Company") shall comply with the letter and spirit of all environmental laws and regulations and, by its actions, protect public health, public enjoyment and the world in which we live. Where questions arise concerning these laws, the Corporate Law Department should be consulted for guidance.

2. The Company shall pledge commitment and support for a strong environmental management program.

3. The Company shall minimize the production of waste, effluents and emissions and recycle wastes after minimization efforts.

4.   The Company shall reduce environmental risks and future liabilities.

5. The Company shall design, operate and maintain each plant consistent with the Company's environmental objectives.

6. The Company shall charge plant management with responsibility for the environmental performance of its plants and operations.

7. The Company shall charge the corporate environmental protection staff with the responsibility for providing the leadership necessary to implement these policies.

8. The Company shall assure that its associates understand their responsibilities and the actions that are necessary to achieve compliance and to protect the environment.

9. The Company shall make the necessary expenditures to implement these policies.

10. The Company shall continually evaluate, enhance and communicate the Company's Environmental Law Compliance and Management Policy.

                                                              Policy No. 40

                                                             Effective Date:
                                                                11-01-95
                                                               Supersedes:
                                                                04-19-93

                                                              Approved by:

                                                           President, Chairman
                                                                 & CEO

                             Antitrust Compliance

     1. Mine Safety Appliances Company, its divisions and affiliates (hereinafter collectively referred to as the "Company") shall comply with the letter and spirit of all antitrust laws of the nations, states, provinces and communities in which the Company operates in the course of conduct of its business. Where questions arise concerning these laws, the Corporate Law Department should be consulted for guidance.

     2. The Company shall forbid collusion or conspiring with competitors or distributors of products sold by the Company whereby prices are fixed and controlled to any class or type of customer or organization.

     3.   The Company shall forbid unfair or deceptive trade practices.

     4. The Company shall avoid any actions with competitors or distributors that may give an impression of improper conduct.

     5.   The Company shall forbid resale price maintenance.

     6.   The Company shall forbid price discrimination.

     7.   The Company shall forbid contract bid rigging.

     8. The Company shall forbid the initiation of any predatory pricing or business practices.

     9. The Company shall strive to meet each competitive situation as it develops in conducting its business.

     10. The Company shall evaluate for appointment all potential distributors and other organizations that may resell the Company's products and will treat those distributors and organizations that are appointed by the Company in an equal and fair manner according to the marketing plans established by the Company.

     11. The Company shall provide proper antitrust training for all associates who have responsibility for the sale of the Company's products and the organization of the Company's sales channels.

     12. The Company shall continually enhance, evaluate and communicate its Antitrust Compliance Policy.